First Security Benefit Life Insurance and Annuity Company of New York ("FSBL")

Variable Annuity	P.O. Box 750497 Topeka, Kansas 66675-0497

1.    TYPE OF ANNUITY CONTRACT

| | Non Qualified	| | 408A ROTH IRA
| | 403(b) TSA
| | 408 IRA	Contribution Year ________

2.    ANNUITANT

(First)	(MI)	(Last)

Street Address		APT

City	State	Zip

| | MALE | | FEMALE
Date of Birth		SSN

Telephone	E-mail

3.    OWNER (Applicant)

(First)	(MI)	(Last)

Street Address		APT

City	State	Zip

| | MALE | | FEMALE
Date of Birth		SSN

Telephone	E-mail

4.    JOINT OWNER

(First)	(MI)	(Last)

Street Address		APT

City	State	Zip

| | MALE | | FEMALE
Date of Birth		SSN

Telephone	E-mail

5.    PRIMARY BENEFICIARY(IES)

	Name	DOB	Relationship to Owner	%

1.

2.

3.

4.

6.    CONTINGENT BENEFICIARY(IES)

	Name	DOB	Relationship to Owner	%

1.

2.

7.    ALLOCATION OF PURCHASE PAYMENTS

________%    Dreyfus IP Technology Growth
________%    INVESCO VIF Health Sciences
________%    AIM V.I. Real Estate
________%    Rydex VT Sector Rotation
________%    AIM V.I. International Growth
________%    Dreyfus VIF Intl Value
________%    SBL Global
________%    Evolution VP Managed Equity
________%    SBL Small Cap Growth
________%    Oppenheimer Main St. Small Cap
________%    SBL Small Cap Value
________%    SBL Mid Cap Growth
________%    AIM V.I. Mid Cap Core Equity
________%    SBL Mid Cap Value
________%    SBL High Yield
________%    SBL Select 25
________%    American Century VP Ultra
________% SBL Large Cap Growth	________% SBL Social Awareness
________%    SBL Enhanced Index
________%    SBL Equity
________%    SBL Alpha Opportunity
________%    SBL Main St. Growth & Income
________%    SBL Large Cap Value
________%    AIM V.I. Basic Value
________%    American Century VP Value
________%    PIMCO VIT All Asset
________%    SBL Equity Income
________%    SBL Managed Asset Allocation
________%    Evolution VP Managed Bond
________%    PIMCO VIT Real Return
________%    SBL Diversified Income
________%    PIMCO VIT Low Duration
________%    SBL Money Market
________% Fixed Account
Must Total 100%

8.    BILLING INFORMATION

| |	Salary Savings
Annualized Contribution $____________________
Bill Number _______________________________
Employer Name __________________________________________________________________________
| |	Secur-O-Matic Bank Draft | | Checking | | Savings
Payment Amount $____________________________________ Draft Day _________________________
Frequency: Monthly | | Semi-Annual | | Quarterly | | Annual | |
Bank Name ______________________________________________________________________________
Bank Address ____________________________________________________________________________
Account Number __________________________________________________________________________
Routing Transit Number ____________________________________________________________________

I hereby authorize FSBL to make withdrawals from my account maintained at the Bank. I authorize the Bank to charge my account for any withdrawals made by FSBL for this purpose. This authority remains in effect until I revoke it in writing, and FSBL and the Bank receive such notice.

9.    REPLACEMENT

Will this proposed contract replace or change any existing annuity or insurance policy?    |   |    No      |   |    Yes    If yes, please list company and policy number __________________________________________________________________________________________

10.    OPTIONAL RIDERS

Credit Enhancement Rider
|   |   3%   |    |   4%   |   |    5%

Guaranteed Minimum Income Benefit Rider*
|   |   3%   |    |   5%

Guaranteed Minimum Withdrawal Benefit Rider
|   |   Annual Withdrawal Benefit 5%; Benefit Amount 130%
|   |   Annual Withdrawal Benefit 6%; Benefit Amount 110%
| | Annual Withdrawal Benefit 7%; Benefit Amount 100%	Death Benefit Rider | | Annual Stepped Up Death Benefit Alternate Withdrawal Charge Rider | | 0-year | | 4-year

*The maximum rate under the rider for Contract Value in the Money Market or Fixed Account is 4%. If you select a rate of 5%, the rate applicable to the Money Market or Fixed Account will still be 4%. As a result, if you expect to invest significantly in those accounts, you may want to select a rate of 3%. Otherwise, you may pay for a higher rate without realizing the benefit.

11.    STATEMENT OF UNDERSTANDING

I have been given a current prospectus that describes the contract for which I am applying and a current prospectus for the funds which underlie each Subaccount above. If my annuity contract qualifies under section 403(b), I declare that I know: (1) the limits on redemption imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I know that annuity payments and withdrawal values, if any, when based on the investment experience of the Subaccounts are variable and dollar amounts are not guaranteed. The amount paid and the application must be acceptable to FSBL under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, FSBL will be liable only for the return of the amount paid.

|   |   Check this box to receive a Statement of Additional Information.

12.    TAX IDENTIFICATION NUMBER CERTIFICATION

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding;**

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Owner	Signed at (City-State)	Date: Month Day Year

Signature of Joint Owner

**You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

13.    REGISTERED REPRESENTATIVE/DEALER INFORMATION

Representative's Statement - to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in question 9 above. I have complied with the requirements for disclosure and/or replacement.

Signature of Representative	Print Name of Rep	Rep Number

Print Name of Broker/Dealer	Telephone Number	Brokerage Account #	Brokerage Group #

For Company Representative's Use Only           Option:    |   |   A    |   |   B    |   |   C    |   |   D

FSB235 (5-04)